                                                                EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Shad Management Company and Consolidated Investees:


We consent to the incorporation by reference in the registration statements (Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269, 333-08479,
333-18009, 333-20667 and 333-23415) on Form S-3, (No. 333-17915) on Form S-4 and
(Nos. 33-93742, 333-07623, 333-19453 and 333-20669) on Form S-8 of Republic
Industries, Inc. of our report dated February 12, 1997 (except as to note 7, which is as of February 23, 1997) with respect to the consolidated balance sheet of Shad Management Company and Consolidated Investees as of December 31, 1996, and the related consolidated statements of operations, retained earnings and cash flows for the period April 1, 1996 to December 31, 1996, which report appears in the Form 8-K of Republic Industries, Inc. dated June 13, 1997.


KPMG PEAT MARWICK LLP


Jacksonville, Florida
June 13, 1997